EXHIBIT 23.2


                            KAFOURY, ARMSTRONG & CO.
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS





                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statement of Itronics, Inc. on Form S-8 to be filed on or about October 12, 2001 of our report dated March 14, 2001 on the consolidated financial statements of Itronics Inc. and Subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Annual Report on Form 10-KSB of Itronics, Inc. for the year ended December 31, 2000



/s/Kafoury, Armstrong & Company

Reno, Nevada
October 10, 2001